Consent of Independent Certified Public Accountants

         We have issued our report dated October 15, 1999 accompanying the financial statements of Insured Municipals Income Trust, Series 96 (1st Discount Series) as of August 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 17 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 27, 1999